UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014 (January 28, 2014)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On January 31, 2014, BankUnited, Inc. (the “Company”) completed an underwritten public offering (the “Offering”) of 8,000,000 shares (the “Firm Shares”) of its common stock, par value $0.01 per share (“Common Stock”), pursuant to an underwriting agreement (the “Underwriting Agreement”), dated January 28, 2014, among the Company, the selling stockholders named therein (collectively, the “Selling Stockholders”) and Goldman, Sachs & Co., as underwriter (the “Underwriter”).  The Selling Stockholders granted the Underwriter a 30-day option to purchase up to 1,200,000 additional shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”). The Shares were or will be sold by the Selling Stockholders to the Underwriter at a price of $31.40 per share. The Company will not receive any proceeds from the sale of the Shares.

From time to time, the Underwriter and/or its respective affiliates have directly and indirectly engaged, or may engage, in various financial advisory, investment banking and commercial banking services for the Company and its affiliates, for which they received, or may receive, customary compensation, fees and expense reimbursement.

The offering of the Shares was made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-187060) filed with the Commission and the related prospectus supplement and accompanying prospectus.  The above description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 28, 2014, among BankUnited, Inc., the selling stockholders named therein and Goldman, Sachs & Co., as underwriter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2014	BANKUNITED, INC.

/s/ Leslie Lunak
Name: Leslie Lunak
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 28, 2014, among BankUnited, Inc., the selling stockholders named therein and Goldman, Sachs & Co., as underwriter